Exhibit 23.1

Cawley, Gillespie & Associates, Inc.

petroleum consultants

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1106 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 1900 HOUSTON, TEXAS 77002-5008 713-651-9944

Cawley, Gillespie & Associates, Inc., hereby consents to the inclusion of and incorporation by reference, as applicable, of the reserve reports dated January 18, 2022 and January 27, 2022 in the Form 8-K filed by HighPeak Energy, Inc. (the “Company”) with the Securities and Exchange Commission on the date hereof and to the Registration Statements on Form S-8 (File No. 333-249888) and Form S-3 (File No. 333-261706) of the Company. We also hereby consent to all references to our firm or such reports included in or incorporated by reference into such Registration Statements.

CAWLEY, GILLESPIE & ASSOCIATES, INC. Texas Registered Engineering Firm

/s/ W. Todd Brooker
W. Todd Brooker, P.E. President

Austin, Texas

February 9, 2022